KPMG Peat Marwick LLP
Financial Services
345 Park Avenue
New York, NY 10154


Consent of Independent Auditors

To the Shareholders and Board of Trustees
Churchill Cash Reserves Trust:

We consent to the use of our report dated October 25, 1995 incorporated herein, and to the reference to our firm under the heading "Financial Highlights" in the Prospectus and under the headings "Custodian and Auditors" and "Financial Statements" in the Statement of Additional Information.


November 22, 1995


KPMG Peat Marwick LLP
/s/KPMG Peat Marwick LLP